UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2007

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-19260	84-0957421
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

10877 Wilshire Boulevard, Suite 710
Los Angeles, California	90024
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On April 19, 2007, Rentech, Inc. (“Rentech”) entered into a placement agent agreement (the “Placement Agent Agreement”) with Credit Suisse Securities (USA) LLC (“CSS”) as exclusive placement agent relating to the proposed issuance and sale to certain institutional investors (the “Offering”) of (i) 20,092,160 registered shares of common stock of Rentech and (ii) registered warrants initially to purchase 4,018,432 additional shares, subject to adjustment, of common stock of Rentech at an exercise price of $3.28 per share, for a purchase price of $2.73 per unit. The shares of common stock and warrants are immediately separable and will be issued separately. The warrants have a term of five years and will not be exercisable prior to six months after issuance.

A copy of the Placement Agent Agreement is filed as Exhibit 10.1 to this Report and is incorporated herein by reference. The closing for the sale of the common stock and warrants is expected to take place on April 25, 2007, subject to the satisfaction of customary closing conditions.  Net proceeds from the Offering are estimated to be approximately $51.8 million, after deducting placement agent fees and estimated offering expenses.

Following execution of the Placement Agent Agreement, Rentech entered into definitive subscription agreements with certain institutional investors relating to the sale of the common stock and warrants. A copy of the form of subscription agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference. A copy of the form of warrant is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

The shares of common stock and warrants (and the shares of common stock issuable upon exercise of the warrants) being offered by Rentech in this Offering were registered under two existing shelf registration statements on Form S-3 (Registration No. 333-132594 and Registration No. 333-125162), which were declared effective by the Securities and Exchange Commission on March 30, 2006 and August 5, 2005, respectively.

From time to time, CSS and its affiliates have provided, and may from time to time in the future provide, investment banking and other services to us for which they receive customary fees and commissions.

Item 7.01 Regulation FD Disclosure

On April 20, 2007, Rentech issued a press release announcing the Offering.  A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in this Current Report on Form 8-K under the heading Item 7.01, “Regulation FD Disclosure,” including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 5.1	Opinion of Latham & Watkins LLP.
Exhibit 5.2	Opinion of Holland & Hart LLP.
Exhibit 10.1	Placement Agent Agreement, dated April 19, 2007, between Rentech, Inc. and Credit Suisse Securities (USA) LLC.
Exhibit 10.2	Form of Subscription Agreement.
Exhibit 10.3	Form of Warrant to purchase shares of Common Stock.
Exhibit 99.1	Press release issued by Rentech, Inc. on April 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: April 20, 2007	By:	/s/ Colin M. Morris
Colin M. Morris
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of the Exhibit

Exhibit 5.1	Opinion of Latham & Watkins LLP.
Exhibit 5.2	Opinion of Holland & Hart LLP.
Exhibit 10.1	Placement Agent Agreement, dated April 19, 2007, between Rentech, Inc. and Credit Suisse Securities (USA) LLC.
Exhibit 10.2	Form of Subscription Agreement.
Exhibit 10.3	Form of Warrant to purchase shares of Common Stock.
Exhibit 99.1	Press release issued by Rentech, Inc. on April 20, 2007.